                                                                    Exhibit 4(c)

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION BUT ARE UNSECURED AND SUBORDINATED DEBT OBLIGATIONS OF REGIONS FINANCIAL CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY

                         REGIONS FINANCIAL CORPORATION
                7 3/4% SUBORDINATED NOTES DUE SEPTEMBER 15, 2024


Registered Number                                                 $
                  -------------------------
CUSIP Number 758940AB6

         Regions Financial Corporation, a corporation validly existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to or registered assigns, the principal amount of
                                       on September 15, 2024 (the "Date of
- - --------------------------------------
Maturity"), in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon, in like coin or currency, from September 15, 1994, or from the latest semiannual Interest Payment Date (as defined below) to which interest has been paid or provided for, at the rate of 7 3/4% per annum (calculated on the basis of a 360 day year of twelve 30-day months) on the unpaid principal hereof, payable in arrears on March 15 and September 15 in each year (each an "Interest Payment Date") and on the Date of Maturity until the principal amount has been paid in full or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a business day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Regular Record Date, and may either be paid to the person or persons in whose name the Securities represented by this Note may then be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities represented by this Note may then be listed. All payments on the Securities represented by this Note shall be applied first to accrued interest and the balance, if any, to principal, except that principal may not be pre-paid prior to the Date of Maturity.

         Payment of the principal and interest on this Note will be made at the Corporate Trust Office of the Trustee in the City of

New York or at an office of the Company maintained for such purpose, except that at the option of the Company interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register.

         Additional provisions of this Note are set forth on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth on the face hereof.

         This Note shall not be entitled to any benefit under the Indenture or become obligatory until Bankers Trust Company, the Trustee under the Indenture, or its successor thereunder, shall have authenticated this Note by manually executing the Certificate of Authentication endorsed hereon.

         IN WITNESS WHEREOF, Regions Financial Corporation has caused this Note to be executed on its behalf by the Chairman of the Board, Chief Executive Officer, President or a Vice President, by his manual signature or a facsimile thereof, under its corporate seal reproduced hereon attested by its Secretary or an Assistant Secretary, by his manual signature or a facsimile thereof.

                                        Regions Financial Corporation



[SEAL]                                  By:
                                            ---------------------------------
                                                         [Title]
ATTEST:

By:
    ---------------------------------
    Secretary or Assistant Secretary


                         CERTIFICATE OF AUTHENTICATION

         This is one of the securities of the series designated herein, referred to in the within-mentioned Indenture.


                                        Bankers Trust Company, as Trustee



Authentication Date:                    By:
                     -------------          ---------------------------------
                                            Authorized Signatory

                                 [REVERSE SIDE]

         This Note is issued under an Indenture, dated as of December 1, 1992, (herein called the "Indenture"), between the Company and Bankers Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and is part of the duly authorized issue of the series of 7 3/4% Subordinated Notes Due 2024 issued by the Company under the Indenture (herein called "this Series"), limited in aggregate principal amount to $100,000,000. Reference is made to the Indenture and all indentures supplemental thereto for the declaration of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness, and the holders of Securities of this Series and of the terms upon which Securities of this Series are, and are to be, authenticated and delivered.

         The indebtedness evidenced by the Securities of this Series is subordinate and junior in right of payment of principal and interest and in all other respects to the Company's obligations to holders of "Senior Indebtedness" of the Company. Senior Indebtedness is defined in the Indenture to include all indebtedness and other obligations of the Company to its creditors, whether outstanding on the date of execution of the Indenture or thereafter created, assumed, or incurred, including but not limited to (i) the principal of, and premium, if any, and interest on all indebtedness for money borrowed, (ii) all obligations to make payment pursuant to the terms of financial instruments (including securities contracts, derivative instruments, option contracts, and similar financial instruments), (iii) any indebtedness or obligations of others of the kind described in either (i) or (ii) above for the payment of which the Company is responsible or liable as guarantor or otherwise, and (iv) any deferrals, renewals, or extensions of any such Senior Indebtedness, except Subordinated Indebtedness. Securities of this Series are issued subject to the provisions of the Indenture regarding subordination to Senior Indebtedness. Each holder of this Note, and each owner of a beneficial interest in Securities of this Series, by accepting the same, agrees to and shall be bound by such provisions, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Acceleration Event (defined generally in the Indenture as certain events involving bankruptcy, insolvency proceedings or reorganization of the Company) shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture. The principal of the Securities of this Series may not be declared due and payable upon an Event of Default (as defined in the Indenture) other than an Event of Default which also constitutes an Acceleration Event.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of Securities of this Series to be effected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of this Series. The Indenture also includes provisions permitting the holders of specified percentages in principal amount of the Securities of this Series, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on the Securities of this Series herein provided, and at the time, place and rate and in the coin or currency herein prescribed.

         Securities of this Series are issuable in denominations of $1,000 and integral multiples thereof, will not be redeemable by the Company, in whole or in part, prior to the Date of Maturity and do not provide for any sinking fund.

                 This Note may be surrendered for registration of transfer, or exchange, subject to the terms of the Indenture, at the Corporate Trust Office of the Trustee in the City of New York, at the principal office of the Company in Birmingham, Alabama, or at the office of a successor Security Registrar or of a transfer agent as may be designated by the Company from time to time.

         At the option of the registered holder hereof, this Note may be redeemed in whole or in part on September 15, 2004 (or, if September 15, 2004, is not a Business Day, the next succeeding Business Day), at 100% of the principal amount to be redeemed, together with interest accrued thereon to September 15, 2004, provided, however, that in the case of a partial redemption of this Note, the principal amount to be redeemed shall be an amount equal to $1,000 or an integral multiple of $1,000. In order for the registered holder of this Note to exercise such option with respect to this Note or a portion thereof, this Note must be received, together with the form entitled "Option to Elect Redemption" set forth below duly completed, by the Trustee at its corporate trust office in New York, New York, no earlier than July 15, 2004 and no later than 5:00 p.m., New York City time, on August 15, 2004 (or, if August 15, 2004, is not a Business Day, the next succeeding Business Day). All questions as to the validity, form, eligibility, and acceptance of any Note for redemption shall be determined by Regions, whose determination shall be final and binding. Any such exercise of the redemption option by the registered holder of this Note shall be irrevocable following receipt by the Trustee of the duly completed "Option to Elect Redemption" form in respect hereof, as set forth above. Interest shall cease to accrue on September 15, 2004, in respect of this Note or portion hereof as to which the redemption option has been so exercised.

         Notwithstanding any other provision hereof, the registered holder of any Note in respect of which a duly completed "Option to Elect Redemption" form has been received by the Trustee shall have an absolute and unconditional right to receive payment of the principal amount of such Note being redeemed together with the interest accrued thereon, as set forth above, and to institute an action for the enforcement of such right, and such right shall not be impaired without the written consent of such registered holder.

         In the event that this Note is to be redeemed in part, Regions shall execute, and the Trustee shall authenticate and deliver to the registered holder hereof, a new Note or Notes of any authorized denominations as requested by such registered holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of this Note being redeemed. No service charge shall be made for any such exchange, but Regions or the Trustee may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

         The undersigned assigns and transfers unto

- - -----------------------------------------------------------------------------
(insert assignee's social security number or tax identification number)

- - -----------------------------------------------------------------------------

- - -----------------------------------------------------------------------------

- - -----------------------------------------------------------------------------
             (print or type assignee's name, address, and zip code)

the within Note, and all rights thereunder and hereby irrevocably constitutes and appoints
                                                             , Attorney to
- - -------------------------------------------------------------
transfer this Note on the books of the Company, with full power of substitution in the premises.

Dated                     .       Signature:
      --------------------                   --------------------------------

The name signed to this assignment must correspond with the name of the payee written on the face of the within Note in every particular, without any alteration, enlargement or change.

                                  Signature guaranteed:


                                  -------------------------------------------
                                          (Bank, Trust Company or Firm)

                                  By
                                     ----------------------------------------
                                                (Authorized Officer)

                           OPTION TO ELECT REDEMPTION


         The undersigned hereby irrevocably requests and instructs Regions Financial Corporation ("Regions") to redeem the within Note (or portion thereof specified below), on September 15, 2004 (or if such day is not a Business Day, the next succeeding Business Day), pursuant to the terms set forth therein.

         The undersigned acknowledges that, in order for the within Note to be redeemed in whole or in part pursuant to this election, the Trustee must receive the within Note with this "Option to Elect Redemption" form, duly completed, at the corporate trust office of the Trustee, New York, New York, or at such other place or places in New York, New York as Regions may from time to time notify to the holders of the Notes, no earlier than July 15, 2004, and no later than 5:00 p.m., New York City time, on August 15, 2004 (or if such day is not a Business Day, the next succeeding Business Day).

         If less than the entire principal amount of the within Note is to be redeemed:

         (i) specify the portion thereof (which shall be an amount equal to $1,000 or an integral multiple of $1,000) which the registered holder elects to have redeemed): $_________________________

         (ii) specify the denominations (which shall be $1,000 or an integral multiple of $1,000) and quantities of the new Note or Notes to be issued in exchange for the portion of the within Note not being redeemed (in the absence of such specifications, one such new Note will be issued in an aggregate principal amount equal to the portion not being redeemed):

  Registered name                   Quantity                    Denomination
                                                             $
- - --------------------           --------------------           ------------------
                                                             $
- - --------------------           --------------------           ------------------
                                                             $
- - --------------------           --------------------           ------------------


Dated:                    , 2004                      Name of Registered Holder:
       -------------------
                                             -----------------------------------

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title: